Exhibit 10.2

AWARD NOTICE

NOTICE OF NON-QUALIFIED STOCK OPTION
GRANTED PURSUANT TO THE
TRANSCAT, INC.
2003 INCENTIVE PLAN

Grantee:

Number of Shares:

Option Price:

Date of Grant:

1. Grant of Option. This Award Notice serves to notify you that the Board of Directors of Transcat, Inc. (the “Company”) has granted to you, under the Company’s 2003 Incentive Plan, as amended and restated (the “Plan”), a non-qualified stock option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of its Common Stock, $.50 par value per share (the “Common Stock”) and at the price per share set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan.

2. Period of Option and Limitations on Right to Exercise. Unless the Option is previously terminated pursuant to the terms of the Plan or this Award Notice, the Option will expire at 5:00 p.m., Eastern Time, on the day which is 10 years from the Date of Grant (the “Expiration Date”).

3. Exercise of Option. Subject to the terms of the Plan and this Award Notice, provided you are still in the service of the Company at that time, the Option will vest and become exercisable pro rata with respect to one-fifth of the shares subject to the Option on the first, second, third, fourth and fifth anniversaries of the Date of Grant, with any fractional share resulting from such proration vesting on the fifth anniversary. For example, provided you remain in the service of the Company at the time, one-fifth of the total number of shares of Common Stock subject to the Option will be vested one year after the Date of Grant, two-fifths of the total number of shares of Common Stock subject to the Option will be vested two years after the Date of Grant, three-fifths of the total number of shares of Common Stock subject to the Option will be vested three years after the Date of Grant, four-fifths of the total number of shares of Common Stock subject to the Option will be vested four years after the Date of Grant, and the total number of shares of Common Stock subject to the Option will be vested five years after the Date of Grant. The Option may be exercised with respect to any vested shares, in whole or in part, by you providing a notice of exercise to the Company and payment in accordance with the forms and procedures established by the Committee and in effect on the date of exercise.

4. Effect of Certain Events.

(a) Death. In the event of your death prior to the complete exercise of the Option, your designated beneficiary or, in the absence of such beneficiary, your duly qualified personal representative may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or one year after your death. Upon your death, the Option shall terminate with respect to any unvested shares under the Option.

(b) Disability. In the event of your Disability prior to the complete exercise of the Option, you may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or one year after the date of your Disability. Upon the date of your Disability, the Option shall terminate with respect to any unvested shares under the Option.

(c) Other Separation. Upon your separation from the Company for any reason other than your death or Disability, you may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or 90 days after the date of your separation. Upon your separation, the Option shall terminate with respect to any unvested shares under the Option.

(d) Change of Control. Notwithstanding the vesting schedule set forth in Section 3 of this Award Notice, upon a “Change of Control,” the Option shall become fully vested and immediately exercisable for the total number of shares available under the Option. For purposes of this Award Notice, “Change of Control” has the meaning given to such term in the Plan.

5. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain in the service of the Company or a Subsidiary.

6. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7. Restriction on Transfers. You may not make any sale or other distribution or disposition of any shares of Common Stock acquired by you pursuant to the exercise of all or any part of the Option unless (i) a registration statement with respect to such shares is in effect at the time of such sale, distribution or disposition and the Company shall have received proof satisfactory to it that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Securities Act of 1933, as amended, or applicable state law will be involved in such transfer.

8. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

ACKNOWLEDGEMENT

The undersigned Grantee acknowledges receipt of a copy of the Plan, and understands and agrees to the terms of this Award Notice and the Plan. The Grantee further acknowledges that as of the Date of Grant, this Award Notice and the Plan set forth the entire understanding between the Grantee and the Company regarding the acquisition of Common Stock and supersede all prior oral and written agreements on that subject, with the exception of any other awards under the Plan made to the Grantee contemporaneously with this Option.

Date:

Grantee: